EXHIBIT 8.2

Reed Smith LLP 435 Sixth Avenue Pittsburgh, PA 15219-1886 412.288.3131 Fax 412.288.3063
Scott W. Reid Direct Phone: 412.288.7154 Email: sreid@reedsmith.com

October 22, 2007

Board of Directors
National Penn Bancshares, Inc.
Reading and Philadelphia Avenues
P.O. Box 547
Boyertown, Pennsylvania 19512

Ladies and Gentlemen:

We have acted as counsel to National Penn Bancshares, Inc., a Pennsylvania corporation (“National Penn”), in connection with the proposed acquisition of Christiana Bank & Trust Company, a Delaware banking corporation (“Christiana”), by National Penn via the merger of a newly-formed, wholly owned subsidiary of National Penn, organized as a Delaware interim bank, with and into Christiana (the “Merger”), pursuant to the terms of the Agreement dated as of June 25, 2007 between National Penn and Christiana (the “Merger Agreement”), as more fully described in the registration statement on Form S-4 filed with the Securities and Exchange Commission on October 22, 2007, as amended through and including the date hereof (the “Registration Statement”).  This opinion letter is being furnished to you in accordance with Section 6.02(g) of the Merger Agreement.*

In connection with the preparation of this opinion letter, we have examined and with your consent relied upon (without any independent investigation or review thereof) the following documents (including all exhibits and schedules thereto): (1) the Merger Agreement, including the agreements that are exhibits thereto; (2) the Registration Statement; (3) representations and certifications made to us by Christiana in a letter of even date herewith (the “Christiana Letter”); (4) representations and certifications made to us by National Penn in a letter of even date herewith (the “National Penn Letter”); and (5) such other instruments and documents related to the organization and operation of Christiana and National Penn or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

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*           Terms used herein shall have the meanings ascribed to them in, and shall beinterpreted in accordance with, the applicable federal income tax law andregulations.  Except as otherwise provided, capitalized terms used but not defined herein have the meaning ascribed to them in the Merger Agreement.  Except as otherwise indicated, all “Section” references contained herein refer to sections of the Internal Revenue Code of 1986, as amended.

NEW YORK s LONDON s CHICAGO s PARIS s LOS ANGELES s WASHINGTON, D.C. s SAN FRANCISCO s PHILADELPHIA s PITTSBURGH s OAKLAND

MUNICH s ABU DHABI s PRINCETON s NORTHERN VIRGINIA s WILMINGTON s BIRMINGHAM s DUBAI s CENTURY CITY s RICHMOND s GREECE

reedsmith.com

                                                                                                                                Reed Smith
Board of Directors
National Penn Bancshares, Inc.
October 22, 2007

Assumptions and Representations

In connection with rendering the opinions set forth herein, we have assumed or obtained representations (and, with your consent, are relying thereon, without any independent investigation or review thereof, although we are not aware of any material facts or circumstances contrary to or inconsistent therewith) that:

1.           All information contained in each of the documents we have examined and relied upon in connection with the preparation of this opinion letter is accurate and completely describes all material facts relevant to our opinions, all copies are accurate and all signatures are genuine.  We have also assumed that there has been, or will be by the time on the Effective Date when the Certificate of Merger is filed with the DST (the “Effective Time”), due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

2.           The Merger will be consummated in accordance with applicable state law and will qualify as a statutory merger under applicable state law.

3.           All representations made in the Christiana Letter and the National Penn Letter are true, correct, and complete in all material respects and will continue to be true, correct and complete as of the Effective Time.  Any representation or statement made “to the best of knowledge” or similarly qualified is correct without such qualification.

4.           The Merger will be consummated in accordance with the Merger Agreement and as described in the Registration Statement (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof); each of Christiana and National Penn will comply with all reporting obligations with respect to the Merger required under the Code and the Treasury regulations thereunder; and the Merger Agreement and all other documents and instruments referred to therein are valid and binding in accordance with their terms.

                                                                                                                                Reed Smith
Board of Directors
National Penn Bancshares, Inc.
October 22, 2007

Opinions

Based upon, subject to, and limited by the assumptions and qualifications set forth herein, it is our opinion that:

(i)  for Federal income tax purposes, the Merger, when consummated, will qualify as a reorganization within the meaning of Section 368(a) of the Code; and

(ii)  any gain realized in the Merger will be recognized only to the extent of cash or other property (other than National Penn common stock) received in the Merger.

In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below:

1.           This opinion represents and is based upon our best judgment regarding the application of relevant current provisions of the Code and interpretations of the foregoing as expressed in existing court decisions, administrative determinations (including the practices and procedures of the Internal Revenue Service (the “IRS”) in issuing private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives such a ruling) and published rulings and procedures all as of the date hereof.  An opinion of counsel merely represents counsel’s best judgment with respect to the probable outcome on the merits and is not binding on the IRS or the courts.  There can be no assurance that positions contrary to our opinions will not be taken by the IRS, or that a court considering the issues would not hold contrary to such opinions.  Neither Christiana nor National Penn has requested a ruling from the IRS (and no ruling will be sought) as to any of the federal income tax consequences addressed in this opinion.  Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the opinion expressed herein.  Nevertheless, we undertake no responsibility to advise you of any new developments in the law or in the application or interpretation of the federal income tax laws.

2.           This letter addresses only the specific tax opinions set forth above with regard to the qualification of the Merger as a reorganization for federal income tax purposes and certain federal tax consequences of the Merger to Christiana, National Penn, and their stockholders.  This letter does not address any other federal, state, local, or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger).

3.           We express no opinion regarding, among other things, the tax consequences of the Merger (including the opinion set forth above) as applied to specific shareholders of Christiana or National Penn that may be relevant to particular classes of Christiana or National Penn shareholders, such as dealers in securities, corporate shareholders subject to the alternative minimum tax, foreign persons, and holders of shares acquired upon exercise of stock options or in other compensatory transactions.

                                                                                                                                Reed Smith
Board of Directors
National Penn Bancshares, Inc.
October 22, 2007

4.           Our opinions set forth herein are based upon the description of the contemplated transactions as set forth in the Merger Agreement and in the Registration Statement.  If the actual facts relating to any aspect of the transactions differ from this description in any material respect, our opinions may become inapplicable.  No opinion is expressed as to any transaction other than those set forth in the Merger Agreement or to any transaction whatsoever, including the Merger, if all the transactions described in the Merger Agreement are not consummated in accordance with the Merger Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times.  In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinions might be adversely affected and may not be relied upon.

For a discussion relating the law to the facts and the legal analysis underlying the opinions set forth in this letter, we incorporate by reference the discussion of federal income tax issues, which we assisted in preparing, in the section of the Registration Statement under the caption “Material United States Federal Income Tax Considerations.”

This opinion letter has been prepared for your use in connection with the filing of the Registration Statement and speaks only as of the date hereof.  We hereby consent to the filing of this opinion letter as Exhibit 8.2 to the Registration Statement and to the use of the name of the firm under the caption “Material United States Federal Income Tax Considerations” in the Registration Statement.  In giving such consent, however, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Reed Smith LLP

SWR:JEK